                                                                     EXHIBIT 5.1


December __, 1998



Essex Property Trust, Inc.
925 East Meadow Drive
Palo Alto, California  94303

Dear Sirs:

     We are acting as counsel to Essex Property Trust, Inc., a Maryland corporation (the "Company"), in connection with the offer and sale from time to time by the holders of up to 1,600,000 shares of the Company's 8.75% Convertible Preferred Stock, Series 1996A (the "Preferred Shares") and 1,828,571 shares of the Company's common stock, par value $.0001 per share (the "Common Shares") which may be issued by the Company upon conversion of the Preferred Shares. The Preferred Shares and the Common Shares are the subject of a Registration Statement (the "Registration Statement") filed by the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act").

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     Based upon and subject to the foregoing, it is our opinion that the Company has authority pursuant to its Articles of Incorporation to issue the Common Shares upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and upon issuance and delivery of and payment for

Essex Property Trust, Inc.
December __, 1998
Page 2


the Common Shares in the manner contemplated by the Registration Statement, the Common Shares will be legally issued, fully paid, and nonassessable.

                                             Very truly yours,

                                             /s/ Morrison & Foerster